UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2008

The Tirex Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-17598-NY	22-2824362
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1000, Stratford Postal Store 411 Barnum Ave. Cutoff Stratford CT
(MailingAddress)

06614-9991
(Zip Code)

Registrant’s telephone number, including area code (203) 522-3247

(Former name or former address, if changed since last report.)
PO Box 22002
1307 Ste-Catherine Street West
 Montreal, Quebec, Canada H3G 2V9

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))w

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3–Securities and Trading Markets

Item 3.03

Material Modification to Rights of Security Holders

For a description of the material modification to the rights of security holders, please refer to Item 5.03.

Section 5–Changes in Control of Registrant

Item 5.03

Amendments to Articles of Incorporation or Bylaws

On February 11, 2008, the Board of Directors (“Board”) of The Tirex Corporation (“Tirex” or the “Corporation”) passed a resolution approving of : i) the form, terms and provisions of the Corporation’s amended and restated Certificate of Incorporation (“Certificate”) and ii) the filing of the Certificate with the State of Delaware.  The Certificate increases the common stock of the Corporation (the “Common Stock”) from two hundred and fifty million (250,000,000) shares of Common Stock, par value $0.001, to one billion (1,000,000,000) shares of Common Stock, par value $0.001. The Board also authorized the Corporation to create “blank check” preferred stock (“Blank Check Preferred Stock”).  The conditions attached to any series of Blank Check Preferred Stock will be determined by the Board.  The Corporation’s management intends to issue shares of Common Stock to satisfy certain of the Corporation’s liabilities, including accrued and unpaid salaries.

In a separate resolution passed by the Board on February 12, 2008, the Board passed a resolution approving of : i) the form, terms and provisions of the Certificate of Designation (“Certificate of Designation”) of Series A Preferred Stock (“Series A Preferred Stock”) and ii) the filing of the Certificate of Designation with the State of Delaware.  The Certificate of Designation approves of the issuance of up to one million (1,000,000) shares of Series A Preferred Stock.  No cash dividends shall be paid with respect to the shares of Series A Preferred Stock. The Series A Preferred Stock shall give its holders the right to one hundred (100) votes per share on any matter properly before the shareholders for a vote.  The voting rights of the Series A Preferred Stock shall be subject to all splits and each share will be convertible into five (5) shares of Common Stock upon the earlier of: (i) the holders’ election or (ii) January 8, 2009.  The holders of all shares of Series A Preferred Stock shall not be subject to any non cash distributions to holders of shares of Common Stock, including without limitation, stock dividends, stock splits and securities issued in a recapitalization.  In the event of the liquidation or winding up of the Corporation, the holders of the Series A Preferred Stock will be entitled to receive, prior and in preference to the holders of Common Stock, an amount up to but not greater than the original purchase price per share of Series A Preferred Stock, notwithstanding the par value of the Series A Preferred Stock.

Item 9.01(d) Financial Statements and Exhibits

The following exhibits are filed as part of this report:

3.8(i)	Amended and Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE TIREX CORPORATION

(Registrant)

Date: February 13, 2008

/s/ John L. Threshie Jr.

John L. Threshie Jr.
President

Exhibit Index

Exhibit	Description

3.8(i)	Amended and Restated Certificate of Incorporation